SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event) December 10, 2002


                 Golden Eagle International, Inc.
            ------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


        Colorado                 0-23726                   84-1116515
    ---------------------  ------------------------  -----------------------
    (State or Other           (Commission               (I.R.S. Employer
     Jurisdiction of           File Number)              Identification
     Incorporation)                                          No.)


  12401 South 450 East, Building D1, Salt Lake City, Utah 84020
 ----------------------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)


                          (801) 619-9320
       ---------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)


                        Not Applicable
                   ---------------------------
 (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5 - OTHER EVENTS

As reported in the Form 8-K reporting an event of November 1, 2002, filed by Golden Eagle International, Inc. ("GEII"), a transaction reported in that Form 8-K has resulted in the requirement that GEII restate its financial statements. Those statements are included as an exhibit hereto.

ITEM 7 - FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of business acquired.  Not applicable.
(b)   Pro forma financial statements.  Not applicable.
(c)   Exhibits.

Exhibit 1. Restated Financial Statements for the Year ended December 31, 2001 and the period then ended.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           GOLDEN EAGLE INTERNATIONAL, INC. (Registrant)


Date: December 16, 2002    By: /s/ Terry C. Turner
                              -----------------------------------------
                              Terry C. Turner, President and Chief
                              Executive Officer

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Financial  Statements
Table of Contents
==============================================================================



                                                                         PAGE

Reports of Independent Accountants                                    F-2 & 3

Financial Statements

     Consolidated Balance Sheet                                          F-4

     Consolidated Statement of Operations                                F-5

     Consolidated Statement of Cash Flows                                F-6

     Consolidated Statement of Changes in Stockholders' Equity (Deficit) F-7

     Notes to Consolidated Financial Statements                          F-8

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Golden Eagle International, Inc.
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Golden Eagle International, Inc. (a development stage company) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for the years ended December 31, 2001 and 2000, and the related amounts included in the cumulative amounts for the period from July 21, 1988 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The amounts included in the cumulative period July 21, 1988 (inception) through December 31, 1999 were audited by other auditors whose report, dated March 24, 2000, expressed a qualified (going concern)
opinion on those statements.    We did not audit the financial statements of
Golden Eagle Bolivia Mining, S.A. or Golden Eagle International, Inc. (Bolivia), 93% and 100% owned subsidiaries, respectively, which statements reflect 43% of total consolidated assets as of December 31, 2001. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Golden Eagle Bolivia Mining, S.A. and Golden Eagle International, Inc. (Bolivia) as of December 31, 2001 and for the year ended December 31, 2001, and the related amounts included in the cumulative amounts for the period from July 21, 1988 (inception) to December 31, 2001 is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Eagle International, Inc. at December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, and the related amounts included in the cumulative amounts for the period from July 21, 1988 (inception) to December 31, 2001, in conformity with generally accepted accounting principles.

As discussed in Notes B and C to the financial statements, the Company did not account for the intrinsic value of beneficial conversion feature of debentures issued starting in 2000 and materially impacting 2001. Accordingly, the 2001 financial statements have been restated to correct the error.

The accompanying consolidated financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note A to the financial statements, the Company had significant working capital and stockholders' deficits as of December 31, 2001 and has incurred substantial losses since its inception.
The Company presently has no product or producing properties and requires significant additional financing to satisfy its outstanding obligations and commence operations. In addition, the Company's ability to conduct future operations remains subject to other risks, including inexperienced management, operations in isolated regions of Bolivia, and the concentration of efforts in a single undeveloped area. Unless the Company successfully obtains suitable significant additional financing there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note A. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                     /s/ Gordon, Hughes & Banks, LLP

Lakewood, Colorado
February 8, 2002, except as to the first paragraph of Note B and
 Note C (which are as of December 12, 2002) and the last paragraph of Note H (which is as of March 20, 2002).

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Consolidated Balance Sheet
==============================================================================


                                                                  December 31,
                                                                     2001
                                                                 -------------
                                                                   (Restated)
ASSETS

CURRENT ASSETS
  Cash                                                           $     27,925
  Prepaid expense other costs                                          60,935
                                                                 -------------
     Total current assets                                              88,860
                                                                 -------------
PROPERTY AND EQUIPMENT
  Mining equipment                                                    804,769
  Acquisition cost of mining prospects                                455,227
  Office equipment                                                     83,550
  Vehicles                                                                  -
                                                                 -------------
                                                                    1,343,546
  Less accumulated depreciation                                      (324,455)
                                                                 -------------
                                                                    1,019,091
                                                                 -------------
OTHER ASSETS
  Advances to officers                                                585,735
  Advance royalties                                                   100,000
  Deposits                                                              7,620
                                                                 -------------
                                                                      693,355
                                                                 -------------

                                                                 $  1,801,306
                                                                 =============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Loans from related parties                                     $  1,278,843
  Bank loan payable                                                 1,000,000
  Other notes payable                                                  60,437
  Accounts payable                                                    199,028
  Accrued compensation and taxes                                      754,951
  Accrued interest payable                                            604,249
                                                                 -------------
     Total current liabilities                                      3,897,508
                                                                 -------------

DEBENTURES PAYABLE                                                    675,326
                                                                 -------------
     Total liabilities                                              4,572,834
                                                                 -------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, par value $.01 per share;
    shares authorized 10,000,000; none issued                               -
  Common stock, par value $.0001 per share;
    authorized 800,000,000 shares; issued and
    outstanding 205,111,955 shares                                     20,611
  Additional paid-in capital                                       14,692,185
  Deferred compensation                                               (88,800)

  (Deficit) accumulated during the development stage              (17,395,524)
                                                                 -------------
     Total stockholders' (deficit)                                 (2,771,528)
                                                                 -------------

                                                                 $  1,801,306
                                                                 =============


                               F-4
See accompanying notes

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
==============================================================================



                                                                 July 21, 1988
                                                                 (Inception)
                                               Year Ended        Through
                                               December 31,      December
                                            2001        2000     31, 2001
                                       ------------ ------------ -------------
                                         (Restated)              (Restated)

REVENUES                               $         -  $       876  $    161,077

COSTS AND OPERATING EXPENSES
  General and administrative             1,548,261    1,215,879    10,336,919
  Exploration                              181,629      156,376     1,384,408
  Depreciation                              66,724       83,568       373,543
                                       ------------ ------------ -------------

   Total costs and operating expenses    1,796,614    1,455,823    12,094,870
                                       ------------ ------------ -------------

OPERATING (LOSS)                        (1,796,614)  (1,454,947)  (11,933,793)
                                       ------------ ------------ -------------
OTHER INCOME (EXPENSE)
  Interest expense                        (821,805)    (364,921)   (2,158,286)
  Interest income                                -            -        15,483
  Loan financing costs, net                      -            -    (2,475,000)
  Write-down of mining prospect                  -            -      (873,462)
  Gain on marketable securities                  -            -       124,336
  Commissions                                    -            -         6,708
  Write off advances to Mineral
    Mountain Mining Co.                          -            -       (78,000)
  Write off loan to investment advisor           -            -       (15,000)
  Loss on sale of equipment                      -            -       (17,314)
  Other income                              13,312        3,335        49,781
  Other expenses                           (11,959)        (508)      (35,677)
                                       ------------ ------------ -------------

    Total other income (loss)             (820,452)    (362,094)   (5,456,431)
                                       ------------ ------------ -------------

NET (LOSS)                             $(2,617,066) $(1,817,041) $(17,390,224)
                                       ============ ============ =============
BASIC AND DILUTED EARNINGS
  (LOSS) PER SHARE                     $     (0.01) $     (0.01) $      (0.34)
                                       ============ ============ =============

WEIGHTED AVERAGE SHARES OUTSTANDING    189,562,575  158,062,266    50,604,279
                                       ============ ============ =============





                               F-5
See accompanying notes





--------------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
======================================================================================




                                                                         July 21, 1988
                                                                         (Inception)
                                                       Year Ended        Through
                                                       December 31,      December
                                                    2001        2000     31, 2001
                                               ------------ ------------ -------------
                                                (Restated)              (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                             $(2,617,066) $(1,817,041) $(17,390,224)
 Adjustments to reconcile net income (loss)
  to net cash from operating activities:
    Stock issued for services                      344,578      360,709     3,689,206
    Stock issued to settle dispute                  70,000            -        70,000
    Amortization of debentures beneficial
     conversion feature                            347,493            -       347,493
    Amortization of debenture accrued interest
     beneficial conversion feature                  77,892            -        77,892
    Depreciation expense                            66,724       83,568       373,543
    Stock issued for accrued interest               44,700       18,750       228,334
    Amortization of deferred compensation           48,756       16,044        64,800
    Loss on retirement of vehicles,
     equipment and other                            11,254            -        19,489
    Stock issued for loan pledges and renewals           -            -     2,500,000
    Write-down of mining prospect                        -            -       873,462
    Write off advances to Mineral
     Mountain Mining Co.                                 -            -        78,000
    Fair value of officer salary expensed                -            -        20,000
    Write off loan to investment advisor                 -            -        15,000
    Loss (gain) from investments                         -            -      (114,670)
 Changes in operating assets and liabilities:
    Prepaid expense and other costs                (11,333)      14,569       (60,935)
    Payables and accrued liabilities               466,966      203,710     2,614,114
                                               ------------ ------------ -------------

 Net cash flows (used for) operating activities (1,150,036)  (1,119,691)   (6,594,496)
                                               ------------ ------------ -------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Investment in property and equipment              (45,281)     (37,113)   (1,693,658)
 Advance royalties                                  (3,764)      (5,668)     (100,000)
 Deposits                                                -       (1,752)       (9,120)
 Proceeds from investment sales                          -            -       184,380
 Advances to Mineral Mountain Mining Co.                 -            -       (78,000)

 Loan to investment advisor                              -            -       (15,000)
 Purchase of investment securities                       -            -       (59,478)
 Purchase of subsidiary (net of cash acquired)           -            -        (2,700)
                                               ------------ ------------ -------------

 Net cash flows (used for) investing activities    (49,045)     (44,533)   (1,773,576)
                                               ------------ ------------ -------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from convertible debentures            1,090,000      975,000     2,478,500
 Loans from (repayments to) related parties              -        6,000     1,913,909
 Repayment on loans from related parties
   and advances to officers                       (267,828)    (303,754)   (1,140,214)
 Proceeds from other notes payable                   3,754       40,022       678,074
 Repayments of other notes payable                 (27,388)      (3,200)     (139,500)
 Proceeds from bank loan                                 -            -     1,000,000
 Common stock issued                               363,534      513,600     3,668,292
 Stock issuance costs                                    -            -       (63,064)
                                               ------------ ------------ -------------

 Net cash flows from financing activities        1,162,072    1,227,668     8,395,997
                                               ------------ ------------ -------------

NET INCREASE (DECREASE) IN CASH                    (37,009)      63,444        27,925

CASH - BEGINNING OF PERIOD                          64,934        1,490             -
                                               ------------ ------------ -------------

CASH - END OF PERIOD                           $    27,925  $    64,934  $     27,925
                                               ============ ============ =============


                               F-6

See accompanying notes.




---------------------------------------------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)
====================================================================================================================-

                                                               Additional
                                             Common Stock      Paid-in       Deferred      Accumulated
                                          Shares      Amount   Capital       Compensation  Deficit      Total
                                      ------------- ---------- ------------- ------------- ------------ -------------
Inception July 21, 1988                          -  $       -  $          -  $          -  $         -  $          -
 Issued June 1, 1989 for cash
   ($.00006 per share)                   1,666,665        167           (67)            -            -           100
 Issued in 1990 for cash
   ($.003 to $.03 per share)               666,665         67        10,033             -            -        10,100
 50,000 to 1 stock split                         -          -         4,900             -            -         4,900
 Issued in 1991 for cash ($.30074
   per share from stock offering)          268,335         27        59,253             -            -        59,280
 November 1, 1993, acquisition
   of subsidiary                                 -          -         2,600             -       (5,300)       (2,700)
 Fair value of officer salary                    -          -        20,000             -            -        20,000
 November 7, 1994, convert debt to
   equity ($.003 per share)              2,640,830        264         7,659             -            -         7,923
 Issued in 1994 for note receivable
   from affiliate ($.00125 per share)   20,000,000      2,000        23,000             -            -        25,000
 Issued in 1994 for legal services
   ($.00125 per share)                     375,000         37           432             -            -           469
 Issued for cash in 1995 ($.01 to
   $.282) less $41,644 issuance costs   10,469,750      1,047       244,002             -            -       245,049
 Issued for services in 1995
   ($.07 per share)                      2,337,333        234       171,749             -            -       171,983
 Convert notes payable in 1995
   ($.15625 per share)                     800,000         80       124,920             -            -       125,000
 Issued or cash in 1996
   ($.05 to $.25 per share)              2,250,650        222       401,808             -            -       402,030
 Issued for services in 1996
   ($.07 to $.30 per share)              5,448,985        545     1,230,297             -            -     1,230,842
 Issued for cash in 1997
   ($.10 per share)                     10,126,350      1,013     1,011,622             -            -     1,012,635
 Issued in 1997 to related  parties
   for loan guarantees and renewals
   ($.10 per share)                     25,000,000      2,500     2,497,500             -            -     2,500,000
 Issued in 1997 for services
   ($.03 to $.17 per share)              9,276,398        928       815,072             -            -       816,000
 Issued in 1997 for equipment
   ($.10 per share)                      2,993,161        299       299,017             -            -       299,316
 Issued in 1997 for conversion of
   debenture and note payable
   ($.09 and $.26 per share)               689,060         69       104,347             -            -       104,416
 Issued in 1997 for vehicle
   ($.10 per share)                        350,000         35        34,965             -            -        35,000
 Issued in 1998 for cash
   ($.10 per share)                      1,200,000        120       119,880             -            -       120,000
 Issued in 1998 for services
   ($.10 to $.16 per share)              3,704,172        370       462,630             -            -       463,000
 Issued in 1998 for conversion of
   debt ($.03 to $.07 per share)         8,396,268        840       434,122             -            -       434,962
 Issued in 1998 for interest
   ($.13 per share)                        558,333         56        72,444             -            -        72,500
 Issued in 1999 for cash ($.02 to
   $.10  per share)                     14,070,000      1,407       767,593             -            -       769,000
 Issued in 1999 for services
   ($.04 to $.10 per share)              4,385,927        438       298,562             -            -       299,000
 Issued in 1999 for interest
  ($.03 to $.10 per share)                 380,000         38        23,612             -            -        23,650
 Other                                         (70)         -         2,625             -            -         2,625
 Net loss for the periods                        -          -             -             -  (12,956,117)  (12,956,117)
                                      ------------- ---------- ------------- ------------- ------------ -------------

Balance at December 31, 1999           128,053,812     12,803     9,244,577             -  (12,961,417)   (3,704,037)

 Issued for cash ($.03 to $.05
   per share)                           16,794,258      1,679       511,921             -            -       513,600
 Convert notes payable ($.03
   per share)                           13,833,333      1,384       413,616             -            -       415,000
 Issued for services ($.03 to
   $.06) per share)                     11,519,839      1,152       359,557             -            -       360,709
 Issued for interest ($.03
   per share)                              625,000         63        18,687             -            -        18,750
 Deferred stock grants to
   employees ($.08 per share)            1,920,000        192       153,408      (153,600)           -             -
 Amortization                                    -          -             -        16,044            -        16,044
 Net loss for the year                           -          -             -             -   (1,817,041)   (1,817,041)
                                      ------------- ---------- ------------- ------------- ------------ -------------

Balance at December 31, 2000           172,746,242     17,273    10,701,766      (137,556) (14,778,458)   (4,196,975)

 Issued for cash ($.03 to
   $.05 per share)                      11,424,662      1,144       362,390             -            -       363,534
 Issued for mining prospect
   ($.03 per share)                     10,000,000      1,000       299,000             -            -       300,000
 Issued for services ($.03
   to $.06) per share)                   5,341,051        534       344,044             -            -       344,578
 Convert accrued interest on
   convertible debentures
   ($.03 per share)                      5,000,000        500       149,500             -            -       150,000
 Cancellation of accrued
   officer salaries                              -          -       905,886             -            -       905,886
 Issued for interest ($.03
   per share)                              600,000         60        44,640             -            -        44,700
 Settlement of lawsuit with former
   officer ($.07 per share)              1,000,000        100        69,900             -            -        70,000
 Intrinsic value of debenture
   beneficial conversion feature                 -          -     1,737,167             -            -     1,737,167
 Intrinsic value of debenture
   accrued interest beneficial
   conversion feature                            -          -        77,892             -            -        77,892
 Amortization                                    -          -             -        48,756            -        48,756
 Net loss for the year (restated)                -          -             -             -   (2,617,066)   (2,617,066)
                                      ------------- ---------- ------------- ------------- ------------ -------------
Balance at December 31, 2001
 (restated)                            206,111,955  $  20,611  $ 14,692,185  $   (88,800) $(17,395,524) $ (2,771,528)
                                      ============= ========== ============= ============= ============ =============



                                      F-7
See accompanying notes.


-----------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

Note A -  Organization and Business

Organization and Nature of Business
-----------------------------------
Golden Eagle International, Inc. (a development stage company, the "Company,") was incorporated in Colorado on July 21, 1988. The Company is to engage in the business of acquiring, developing, and operating gold, silver and other mineral properties. Activities of the Company since November 1994 have been primarily devoted to organizational matters and identification and limited sampling of precious mineral properties considered for acquisition, or owned by the Company. Presently, substantially all of the Company's operations and business interests are focused on a prospect under contract (the "Cangalli properties"), and two prospects, which are owned outright by the Company (the "Tipuani Valley properties"), in the Tipuani Gold Mining District, and in the Precambrian Shield of the Republic of Bolivia (the "Precambrian properties").

Organization of Subsidiaries and Bolivian Mining Activities
-----------------------------------------------------------
In January 1996, the Company organized a Bolivian corporation, Golden Eagle Bolivia Mining, S.A. ("GEBM"). The Company has a 93% ownership in GEBM; two Bolivian citizens own the remaining seven percent. In October 1996, a sister subsidiary was formed, Eagle Mining of Bolivia, Ltd. ("EMB"), for the purpose of assuming, together with GEBM, the responsibilities under contract with a Bolivian gold mining cooperative, United Cangalli Gold Mining Cooperative, Ltd. ("UCL"). The Company has an 84% ownership in EMB; a Bolivian citizen owns 13%, and a former officer (and former president) owns the remaining three
percent.   During 2001, Golden Eagle formed a wholly-owned subsidiary, Golden
Eagle International, Inc. (Bolivia) ("GEII (Bolivia)"), to carry out all continuing operations in Bolivia. As of December 31, 2001 the Company is in the process of transferring all agreements, obligations, and relationships in Bolivia to GEII (Bolivia).

On January 25, 1996, GEBM entered into an agreement with UCL for 25 years, with an option for an additional 25 years, to explore and mine a group of mining concessions, the Cangalli properties, consisting of 5,000 acres owned by UCL. That agreement, while binding according to GEBM's Bolivian counsel, was never "protocolized" (recorded by the Bolivian Notary of Mines). A new agreement was completed between EMB and UCL and was protocolized November 11, 1996. All

-----------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

rights and obligations pursuant to these agreements were assumed and transferred in 2001 to GEII (Bolivia).

The mining agreement with UCL provides for a gross royalty interest of 18% in gold production to UCL and commits the Company to complete first-phase exploration and open one work front, in addition to the Cangalli shaft, by April 20, 1997; to open two additional work fronts by December 6, 1997; and to invest a minimum of $3 million in the project. In addition, the Company is obligated to pay UCL $200,000: $100,000 as prospect acquisition rights and $100,000 for advance royalties. As of December 31, 2001, these obligations had been met and $100,000 is reflected as advance royalties in the accompanying balance sheet.

The Company owns all right, title and interest in four mining claims or concessions, the Tipuani Valley properties, acquired in November 1999 and October 2000 totaling 69,000 acres, which surround the Cangalli properties. The Company is not required to pay any royalty on the Tipuani Valley properties as long as it pays annual claim fees to the Bolivian government of $27,825. The combined total of the Cangalli properties and the Tipuani Valley properties is 74,000 acres, all of which is prospectively valuable for gold.

In June 2001, the Company acquired all right, title and interest in three mining concessions consisting of 148,200 acres located 138 miles north of Santa Cruz, Bolivia, in eastern Bolivia's Precambrian Shield, together with all proprietary information pertaining to the properties, including relevant reports. The Superintendent of Mines of the State of Santa Cruz later reduced the size of these concessions to 125,000 acres due to conflicts with neighboring claims. The Company is not required to pay a royalty on these properties, and can maintain them in perpetuity by paying annual fees to the Bolivian government of $50,600.

Going Concern Considerations
----------------------------
The accompanying financial statements have been presented assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had significant working capital and stockholders' deficits as of December 31, 2001 and has incurred substantial losses since its inception.
The

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

Company presently has no substantial product or producing properties and requires significant additional financing to satisfy its outstanding obligations and commence operations. In addition, the Company's ability to conduct future operations remains subject to other risks, including inexperienced management in the type of block-caving and high-volume mining planned, operations in isolated regions of Bolivia, and the concentration of efforts in a single undeveloped area. Unless the Company successfully obtains suitable significant additional financing arrangements there is substantial doubt about the Company's ability to continue as a going concern.
Management's plans to address these matters include private placements of stock, obtaining short-term loans, seeking suitable joint venture relationships, and putting the prospect being developed into production.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


Note B - Summary of Significant Accounting Policies

Restatement and Reclassification
---------------------------------
The accompanying 2001 financial statements have been restated to reflect the non-cash intrinsic value and amortization of the beneficial conversion feature of debentures payable (Note C). Because the beneficial conversion feature relates to debt of the Company, the amortization of the beneficial conversion feature is recorded as if it was additional interest on the debt. The effect of the adjustment is to increase interest expense and additional paid-in capital by $425,385 as of December 31, 2001 and for the year then ended. The further result of the adjustment is to increase the net loss reported by $(425,385) for both the year ended December 31, 2001 and the period from inception (July 21, 1988) through December 31, 2001. The adjustment is non-cash in nature and does not represent a liability to the Company. Related loss per share amounts for the periods were not materially affected and remain at $(0.01).

Certain amounts in the accompanying balance sheet as of December 31, 2001 have been reclassified to conform with the restatement.

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

Principles of Consolidation
---------------------------
The financial statements include the accounts of Golden Eagle International, Inc. and its subsidiaries Golden Eagle Bolivia Mining, S.A., Eagle Mining of Bolivia, Ltd. and Golden Eagle International, Inc. (Bolivia). All inter-company transactions and balances have been eliminated.

Use of Estimates
----------------
Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant areas requiring the use of management estimates relate to the determination of mineral reserves, useful lives for depreciation, depletion and amortization, and valuation of deferred taxes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

Foreign Currency
----------------
The Company's functional currency and its foreign activities are conducted primarily in U.S. dollars. The Company had a realized foreign currency transaction gain of $100 in 2001 and a loss of $(508) in 2000.

Revenue Recognition
-------------------
Mineral sales, to date related to limited amounts of gold produced through exploratory and development work, are recognized when produced, net of related production royalties.

Property, Equipment and Mineral Development
-------------------------------------------
Property and equipment are recorded at cost. Costs associated with the acquisition and development of mining prospects are capitalized on a country-by country basis, subject to a limitation so as not to exceed the present value of future net revenues from estimated production. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of assets are capitalized.

Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows:

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

                  Mining equipment              7-8   years
                  Office equipment              4-10  years

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and remove overburden to initially expose the ore body, are capitalized. Such costs and estimated future development costs are amortized using a unit-of production basis over the estimated life of the ore body. Ongoing development expenditures to maintain production are charged to operations as incurred.

Significant expenditures directly related to the acquisition of exploration interests are capitalized. If a mineable ore body is discovered, such costs are amortized using a unit-of-production method. If no mineable ore body is discovered, such costs are expensed in the period in which it is determined the property has no future economic value.

Stock Based Compensation
------------------------
The Company utilizes the intrinsic value method for stock-based compensation. Under this method, compensation expense is recognized for the amount by which the market price of the common stock on the date of grant exceeds the exercise price of an option. (See Note E).

Beneficial Conversion Feature of Debentures
-------------------------------------------
In accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of debentures and accruing interest is recorded as a discount to the related debt and addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

Long-Lived Assets
-----------------
The Company reviews for the impairment of long-lived assets, certain intangibles, and associated goodwill, whenever events or changes in circumstances indicate that

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

the carrying value of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows are less than the carrying amount of the asset.

Statement of Cash Flows Information and
Supplemental Non-Cash Financing Activities
------------------------------------------
Cash and cash equivalents include cash and short-term investments with original maturities of three months or less. During 2001 and 2000, the Company paid interest of $55,534 and $203,057, respectively. Non-cash investing and financing transactions during the periods consist of the following:

                                                    Shares        Amount
                                                 ------------- -------------
2001
----

Cancellation of accrued officer salaries                 N/A   $    905,886
Common stock issued for mining prospect            10,000,000       300,000
Common stock issued to advisors, consultants
  and employees for services                        5,341,051       344,578
Conversion of accrued debenture interest            5,000,000       150,000
Common stock issued to settle dispute               1,000,000        70,000
Common stock issued in lieu of accrued interest       600,000        44,700
                                                 ------------- -------------
                                                   21,941,051  $  2,240,549
                                                 ============= =============
2000
----

Conversion of notes payable for stock              13,833,333  $    415,000
Common stock issued to advisors, consultants
  and employees for services                       11,519,839       360,709
Deferred stock grants to employees                  1,920,000       153,600
Common stock issued in lieu of interest               625,000        18,750
                                                 ------------- -------------
                                                   27,898,172  $    948,059
                                                 ============= =============


Earnings (Loss) Per Share
-------------------------
Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options using the "treasury stock" method. The basic and diluted earnings per share are the same since the Company had a net loss for 2001 and 2000 and the inclusion of stock options would be antidilutive.

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================


Concentrations
--------------
Concentrations include: reliance two areas containing the Company's mining prospects in an isolated region of a foreign country; limited financial capacity of related parties and/or others to continue funding operations; and, reliance on the future stability, capacity and cooperation of UCL. UCL controls locally available prospect site labor, services, supplies and infrastructure support. If the Company is successful in commencing sustained commercial levels of production in Bolivia, it will need significant quantities of mining equipment and supplies that are presently in short supply or unavailable. Also, high import tariffs may make equipment either very expensive or of restricted availability; and transportation of heavy equipment in the region poses practical difficulties and is weather dependent. As of December 31, 2001, the carrying amount of net assets (assets less liabilities) located in Bolivia was approximately $1,009,905, an increase of $419,164 during the year.

Fair Value of Financial Instruments
-----------------------------------
Due to their short-term nature, the carrying value of our current financial assets and liabilities approximates their fair values. The fair value of our borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

Effect of New Accounting Pronouncements
---------------------------------------
In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS No. 141"). SFAS No. 141 addresses financial accounting and reporting for business combinations. SFAS No. 141 generally requires business combinations to be accounted for using the purchase method. The pronouncement is effective for business combinations occurring after June 30, 2001. Concurrent with the issuance of SFAS No. 141, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 sets forth financial accounting and reporting for acquired goodwill and other intangible assets. The provisions of SFAS No. 142 are effective December 31, 2001. The Company has not had any business combinations in the periods reported on, does not have any recorded goodwill and does not anticipate that adoption of these pronouncements will result in any impact on its reported financial position or results of operations.

------------------------------------------------------------------------------

Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002. The Company presently does not have any asset retirement obligations and does not anticipate that adoption of this pronouncement will result in any impact on its reported financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and discontinued operations. The provisions of SFAS No. 144 are generally effective for fiscal years beginning after December 15, 2001. The Company will adopt SFAS no. 144 on January 1, 2002 and does not anticipate that adoption of this pronouncement will result in any impact on its reported financial position or results of operations.


Note C - Loans and Notes Payable


Bank note payable at its prime interest rate
(9 1/2% at December 31, 2001).  Interest due
monthly until November 30, 2002 when principal
and unpaid interest are due.  Secured by
substantially all assets of the Company, pledge
of certain assets of relatives of a former
officer, and 13.5 million shares of Company
stock of the former officer.                                $     1,000,000

Convertible debentures payable, interest at 10% due annually, principal and interest due dates extended by two years on each of the debentures, the first coming due in January 2004: a total of $975,000 in 2004 and $1,090,000 in 2005. These debentures generally have the same terms and are convertible at the lesser of $.03 per share or 50% of the average of the closing bid price of common stock for three days prior to conversion.

On November 1, 2002, the Company negotiated an accommodation with the holder of $1,925,000 of the debentures wherein the holder agreed to forebear conversion prior to December 31, 2002 and modify the conversion terms of accruing interest after

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================


that date to 90% of the average closing price.
The intrinsic value of the beneficial conversion
feature (the market price of the stock on the
commitment date exceeding the conversion rate) is
recorded as additional paid-in capital and as a
discount on the debt.                                             2,065,000

Unamortized discount on debt                                     (1,389,674)

Other, unsecured.                                                    60,437

Borrowings from Related Parties:
-------------------------------

10.5% notes payable issued in 1996 to a relative
of a former officer, unsecured, due on demand,
personally guaranteed by the former officer and
her husband.  Classified as current due to the
related party aspect of the notes.                                  450,000

12% notes payable issued from November 1996
through December 1998 from relatives of an officer,
unsecured, extended due date January 1, 2003.
Classified as current due to the related party
aspect of the notes.                                                629,062

Advances from a former officer of a subsidiary,
unsecured, due on demand.  (See Note G - Litigation
in Bolivia).                                                        158,577

8% loans from former officer, unsecured, due on demand.              41,204
                                                               -------------

Total                                                             3,014,606

Current maturities                                               (2,339,280)
                                                               -------------

Non-current maturities                                         $    675,326
                                                               =============


Future maturities of loans and notes payable are as follows:


                            Year ending
                            December 31,

                            2002                               $  2,339,280
                            2003                                          -
                            2004                                    975,000
                            2005                                  1,090,000
                                                               -------------
                            Total                              $  4,404,280
                                                               =============

-----------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
=============================================================================


Note D - Income Taxes

The Company has not recorded an income tax provision for 2001 or 2000 due to the Company's inability to carryback losses.

The following is a reconciliation of the provision for income taxed to income before income taxes computed at the federal statutory rate of 34%:


                                                      2001           2000
                                                 ------------- -------------

Income taxes at the federal statutory rate       $   (889,803) $   (617,794)
State income taxes, net of federal benefits            65,750       (37,360)
Non-U.S. taxes                                        111,583             -
Nondeductible expenses                                145,904       300,232
Valuation allowance                                   566,566       354,922
                                                 ------------- -------------
                                                 $          -  $          -
                                                 ============= =============


Deferred tax liabilities and deferred tax assets reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The Company had net operating loss (NOL) carryforwards of approximately $6.9 million at December 31, 2001, which begin to expire in 2006. These NOL's are subject to annual utilization limitations due to prior ownership charges.

A tax benefit has not been reported in the accompanying financial statements for the operating loss carryforwards because the Company is uncertain as to the likelihood of utilization. Accordingly, the approximate tax benefit of $566,600 of the loss carryforward has been offset by a valuation allowance of the same amount, an increase of $211,600 in 2001.

-----------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
=============================================================================

Note E - Stockholders' Equity

Common Stock Issued
-------------------
In 2000, the Company issued 16,794,258 shares of common stock for $513,600
($.03 to $.05 per share).   In 2001, the Company issued 11,424,662 shares of
common stock for $363,534 ($.03 to $.05 per share).

On June 28, 2001, the Company acquired from three individuals mining concession interests on 148,200 acres north of Santa Cruz, Bolivia for 10 million shares of common stock valued at $300,000 ($.03 per share). (The size of these concessions was subsequently reduced by the Superintendent of Mines for the State of Santa Cruz to 125,000 acres due to conflicts with neighboring concessions. However, the Company's management does not believe that the value of these properties was impaired by the relatively small reduction in size.)

During 2000 and 2001, 11,519,839 and 5,341,051 shares of common stock were issued to consultants for services with an estimated value of $360,709 and $344,578. Also during 2000 and 2001, 625,000 and 600,000 shares were issued to creditors in lieu of interest at an estimated value of $18,750 and $44,700, respectively.

On January 6, 2000, $390,000 of a note payable to a Bolivian consulting engineering firm was converted to 13,000,000 shares of common stock ($.03 per share). On March 4, 2000, a $25,000 note payable to an individual was converted to 833,333 shares of common stock ($.0268 per share).

Stock Compensation Plan
-----------------------
On June 1, 2000, the Company's Board of Directors adopted the "Golden Eagle International, Inc. 2000 Employee and Consultant Stock Compensation Plan," (the "Plan") which provides for compensation payable to employees and consultants (not including officers, directors or others deemed to be insiders) by issuing shares of common stock or options to purchase common stock. The plan reserves the right to issue up to 20 million shares at the discretion of the Board of Directors.

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

Under the Plan, in 2000, the Company issued for services rendered, 2,838,527 shares to attorneys for legal fees and 672,500 shares for services to certain employees of its Bolivian subsidiary.

In addition, on November 3, 2000, the Board of Directors granted a retention bonus to certain employees of its Bolivian subsidiary, consisting of a total of 1,020,000 shares, 340,000 shares of which vest each year for three years beginning November 1, 2001. The estimated fair value of the stock on the grant date was approximately $.08 per share and is recorded as deferred compensation. Deferred compensation is amortized over the vesting period ($26,472 in 2001 and $8,711 in 2000).

Officer Retention Bonus
-----------------------

On November 3, 2000, the Board of Directors granted a retention bonus to an officer of its Bolivian subsidiary, consisting of a total of 900,000 shares, 300,000 shares of which vest each year for three years beginning November 1, 2001. The estimated fair value of the stock on the grant date was approximately $.08 per share and is recorded as deferred compensation. Deferred compensation is amortized over the vesting period ($22,284 in 2001 and $7,333 in 2000).

Employee Stock Options
----------------------
On October 20, 1998, the Company granted options, covering 25 million shares of common stock, to two officers at an exercise price of $.16 per share until November 1, 2001; 15 million of the options vested immediately and 10 million vested November 1, 1999. These options expired unexercised on November 1, 2001 (however, see, Subsequent Events relative to the grant of new options to the two individuals).

Note F - Related Party Transactions

From 1994 through 1999, a former officer and current major stockholder advanced funds to the Company on an unsecured basis at 8%. During 2000, $16,784 was repaid, leaving a balance of $41,204 plus accrued interest of $10,035 at December 31, 2001. Due its related party nature, the loan is included in current liabilities. Also, during 2001, the former officer voluntarily canceled all previously accrued salary totaling $462,114.

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

During 1996, notes payable totaling $450,000 at an interest rate of 10 1/2%, were issued to a relative of the former officer discussed above. The notes are unsecured but personally guaranteed by the former officer and her husband. As of December 31, 2001 the $450,000 of loan principal and accrued interest of $309,056 was outstanding. Due to their related party nature, the notes are included in current liabilities.

From 1995 through 1999, relatives of the former officer advanced funds to the Company on an unsecured basis at 12%. As of December 31, 2001, $629,062 of loan principal plus accrued interest of $235,363 was outstanding. Due to its related party nature the notes are included in current liabilities.

From 1997 through December 31, 2001 the Company made cumulative unsecured net advances to its president totaling $523,781, an increase of $261,827 during
2001; in 2000, $233,107 was advanced the president.    However, as of December
31, 2001, the Company also owes the president $546,240 of unpaid salary subsequent to a 2001 voluntary cancellation of accrued salary totaling $443,772.

During 1999, the Company contracted the services of a consulting metallurgical firm, an employee of which has now become an officer and director of the Company, to carry out metallurgical and feasibility studies, as well as perform laboratory and bench testing and analysis, on its Cangalli prospect. On March 16, 2000, the Company satisfied this indebtedness in its entirety by issuing the consulting firm 2,005,800 restricted shares of common stock ($.03 per share). In 2000, the Company advanced the firm $66,885. As of December 31, 2001, $61,954 of the advances remains outstanding. During 2001, the consulting firm was paid $69,518 for engineering services.

Another relative of a former officer loaned the Company $6,000 in 2000. This loan was repaid by the Company in 2001.

Prior to 2000, a former officer of GEBM advanced the Company a total of $158,577 (for a combination of equipment rentals and cash; see Note G - Litigation in Bolivia).

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

Note G - Commitments and Contingencies

Contingencies Resulting from Litigation
---------------------------------------

Litigation in Bolivia
---------------------
In 1999, the former president of GEBM, his wife, and his wife's cousin, who had served as legal counsel to GEBM, filed actions in the District Court of La Paz to recover principal and interest on operating advances he had made to the subsidiary, fees for the rental of equipment, back wages and benefits.
The advances claimed have been recorded as liabilities in the accompanying balance sheet, but the Company is defending the action. In addition, these individuals were charged by the District Attorney for the State of La Paz with falsifying documents, fraud and criminal conspiracy (racketeering).
Litigation is subject to many uncertainties and the Company is unable to predict the outcome of this matter.

Former Officer and Other Employees
----------------------------------
In 1998, a former officer commenced a lawsuit against the Company seeking compensation pursuant to an employment agreement. In response, the Company
filed a counter-claim for breach of contract and fiduciary duty.   In March
2002, the parties agreed in principal to a confidential compromise and settlement of the dispute in consideration of issuance of 1 million shares of common stock to the plaintiff. The agreement is subject to review and approval by the District Court for Arapahoe County, Colorado. The Company has recorded the pending issuance of the stock at $70,000 ($.07 per share) based on market quotes on the date of the settlement.

Obligations to Bolivian Mining Cooperative
------------------------------------------
The November 11, 1996 mining agreement with the United Cangalli Gold Mining Cooperative, Ltd. ("UCL") provides for a gross royalty interest of 18% in gold production to UCL and commits the Company to invest a minimum of $3 million in the Cangalli prospect. The Company believes it has satisfied the minimum contractual investment requirement.

Office Leases
-------------
October 7, 1999, the Company entered into a one-year lease of an office in Draper, Utah for $1,000 per month. Rent paid for the office during 2001 and 2000 was approximately $12,000 and $14,000. The Company is also responsible for the cost

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================

of utilities, insurance, taxes, and common area expenses. The Company's president has personally guaranteed payment of the lease. As of the date of the filing of this report, the Company has not sought to renew the lease and has instead chosen to continue on a lease term allowing for a month-by-month basis.

July 1, 1997, the Company entered into a five-year office lease in La Paz, Bolivia at $1,666 per month. Rental expense paid for the office was
approximately $29,000 and $20,000 in 2001 and 2000.    Future minimum lease
payments for this lease are as follows:


                    Year ended December 31,
                            2002                           $   9,996


Note H  -  Events Subsequent to December 31, 2001 (Unaudited)

Sale of Common Stock
--------------------
On February 8, 2002, the Company received $300,000 from an investor for 10 million shares of common stock ($.03 per share). In addition, from January 1, 2002 through February 8, 2002, the Company issued 761,767 shares of common stock to four other private investors for cash totaling $22,853 ($.03 per share).

Issuance of Convertible Debentures
-----------------------------------
In January and February 2002, the Company issued convertible debentures to a current shareholder totaling $1,205,000. The terms of the debentures are: a two year term; interest accruing at 10% per annum; conversion of loan amount and any accrued interest, or any part of those sums, at the election of the holder, to shares of common stock of the Company; at a conversion rate of $.03
per share.   The interest accruing on these debentures after December 31, 2002 will be convertible into the Company's common stock at 90% of the average closing price during the last three days prior to conversion

Grant of Options to President and Former Executive Officer
----------------------------------------------------------
On March 20, 2002 the Company's Board of Directors granted options to the Company's President to purchase 25,000,000 common shares of the Company's stock at $0.075 per share, for a one-year period. In addition, on the same date the Board granted options to a former officer to purchase 20,000,000 common shares of the Company's stock also at $0.075 per share, for a one-year period. The

------------------------------------------------------------------------------
Golden Eagle International, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
==============================================================================


Board arrived at the exercise price based on the average closing price of the Company's stock on the previous 30 trading days. A 30-day period was chosen by the Board due to the volatility in the Company's price per share and the need for a broader survey to reasonably reflect the fair market value of the shares.

Restated Net Losses for the Three Months and Year to Date Interim Periods
-------------------------------------------------------------------------
Ended March 31, June 30 and September 30, 2002
----------------------------------------------

Golden Eagle previously filed interim financial statements included in Form 10-QSB for the first, second and third quarters of 2002. As discussed in Note B to the December 31, 2001 restated financial statements (included herein), an adjustment was made to account for the amortization of intrinsic value of beneficial conversion feature of debentures. While we reported the appropriate intrinsic value amortization in our financial statements for the nine-month period ended September 30, 2002, the table below sets forth adjustments to reallocate the item for the individual three-month periods within the first, second and third quarters, and to also reallocate the item for the six-month period ended June 30, 2002.




                         Three Months    Three Months   Six Months     Three Months
                         Ended March 31, Ended June 30, Ended June 30, Ended September 30,
                         2002            2002           2002           2002
                         --------------  -------------- -------------- -------------------
Net (loss)
   Previously reported   $  (2,607,333)  $  (2,213,677) $  (4,821,010) $  (1,250,994)
   Adjustment                 (278,025)        516,119        238,094       (238,094)
                         --------------  -------------- -------------- --------------
   Restated              $  (2,885,358)  $  (1,697,558) $  (4,582,916) $  (1,489,088)
                         --------------  -------------- -------------- --------------

Net (loss) per share
   Previously reported   $       (.012)  $       (.010) $       (.022) $       (.005)
   Adjustment                    (.002)           .003           .002          (.001)
                         --------------  -------------- -------------- --------------
   Restated              $       (.014)  $       (.007) $       (.020) $       (.006)
                         --------------  -------------- -------------- --------------

